UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM S-1/A

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Buyonate, Inc.
(Exact name of registrant as specified in its charter)

Nevada	_______________________________________	98-0550385
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

2620 Regatta Dr., Suite 102 Las Vegas, NV 89128 Tel: 1-888-419-2112
(Address and telephone number of registrant's principal executive offices)

EASTBIZ.COM INC. 5348 Vegas Drive Las Vegas 89108 Phone: (702) 871-8678
(Name, address and telephone number of agent for service)

Approximate date of proposed sale to the public:  As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box:   [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [    ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [    ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

Large Accelerated Filer [ ]	Accelerated Filer [ ]
Non-accelerated Filer [ ]	Smaller reporting company [X]
(Do not check if a Smaller reporting company)

Calculation of Registration Fee

Title of Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Aggregate Price Per Share(¹)	Proposed Maximum Aggregate Offering Price(²)	Amount of Registration Fee
Common Stock, $0.0001 per share	810,000	$0.05	$40,500	$1.59

(¹)The price of $0.05 is a fixed price, arbitrarily determined by Buyonate, Inc., at which the selling stockholders may sell their shares until our common stock is quoted on the OTC Bulletin Board at which time the shares may be sold at prevailing market prices or privately negotiated prices.

(²) Estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(a) under the Securities Act of 1933, as amended (the "Securities Act").

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT, OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION (THE “SEC”), ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

SUBJECT TO COMPLETION, Dated August 1, 2008

PROSPECTUS
BUYONATE, INC.
810,000
COMMON STOCK
INITIAL PUBLIC OFFERING

The selling shareholders named in this prospectus are offering up to 810,000 shares of common stock offered through this prospectus.  We will not receive any proceeds from this offering and have not made any arrangements for the sale of these securities.  We have, however, set an offering price for these securities of $0.05 per share.

	Offering Price	Underwriting Discounts and Commissions	Proceeds to Selling Shareholders
Per Share	$0.05	None	$0.05
Total	$40,500	None	$40,500

Our common stock is presently not traded on any market or securities exchange.  The sales price to the public is fixed at $0.05 per share until such time as the shares of our common stock are traded on the FINRA Over-The-Counter Bulletin Board.  Although we intend to apply for quotation of our common stock on the FINRA Over-The-Counter Bulletin Board through a market maker, public trading of our common stock may never materialize.  If our common stock becomes traded on the FINRA Over-The-Counter Bulletin Board, then the sale price to the public will vary according to prevailing market prices or privately negotiated prices by the selling shareholders.

The purchase of the securities offered through this prospectus involves a high degree of risk.  See section entitled “Risk Factors” starting on page 3.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The information in this prospectus is not complete and may be changed.  We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  The prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The Date of This Prospectus is:  August 1 , 2008

BUYONATE, INC.

Prospectus
______________________________________

A MAXIMUM OF 810,000 SHARES OF COMMON STOCK
OFFERING PRICE $0.05 PER SHARE
______________________________________

PAGE
PROSPECTUS SUMMARY	1
RISK FACTORS	3
Risks Related To Our Business	3
Because we have a going concern opinion from our auditors indicating that there is a possibility that we may not be able to continue to operate, shareholders may lose some or all of their investment in our company.	3
Because we are a development stage company that faces many obstacles as a start up venture, we may never be able to execute our business plan.	3
Because our business plan may be unsuccessful we may not be able to continue operations as a going concern.	3
Because we expect to incur losses over the next 12 months our stockholders may lose their entire investment in us.	3
Because we have no operating history there is no assurance that our future operations will result in profitable revenues.	4
Because we have not generated any revenue from our business and we will need to raise funds in the near future, which may be difficult to obtain when required, we might be forced to discontinue our business.	4
Because we are dependent on contracting with third party firm(s) to develop and maintain our software for us, our operations and financial stability may be adversely affected.	4
If we are not able to complete the development of our website or when developed the website contains defects, we may not be able to generate revenues and the shareholders will lose their investment.	4
If we are not able to find significant retail suppliers, re-sellers and/or distributors, we may not be able to generate revenues and the shareholders may lose their investment.	5
Because we rely on subcontractors for the programming and maintenance of critical elements of our website, the loss of these services will adversely affect our operations and ability to generate revenues.	5
Risks Related To Our Company	5
Because our executive officers control a large percentage of our common stock, they have the ability to influence matters affecting our shareholders.	5
Because our executive officers and directors live outside of the United States, you may have no effective recourse against them for misconduct and may not be able to enforce judgment and civil liabilities against them. Investors may not be able to receive compensation for damages to the value of their investment caused by wrongful actions by our directors and officers.	5
Because we have two directors, deadlocks may occur in our board’s decision-making process, which may delay or prevent critical decisions from being made.	5
Because our executive officers are unable to devote their services to our company on a full time basis, the performance of our business may suffer, our business could fail and investors could lose their entire investment.	6
Because our executive officers have no experience or technical training in the development, maintenance and marketing of internet websites or in operating businesses that license software or services over the internet, we are likely to make inexperienced or uninformed decisions that will have bad results for us.	6
Because we depend heavily on our executive officers the loss of either person will have a substantial negative effect on our business and may cause our business to fail.	6

Risks Related To Developing Our Software	6
Because we may not be successful in developing interactive digital software that will achieve market acceptance, we may not be able to achieve profitable operations	6
Because we may never be able to achieve sales revenues sufficient to become profitable, we could experience continual losses and eventually fail in our business plan.	6
Protecting Our Proprietary Technology and Other Intellectual Property Rights	7
If we are unable to protect our proprietary technology and other intellectual property rights, our ability to compete in the marketplace may be substantially reduced.	7
If a third party asserts that we infringed upon its proprietary rights, we could be required to redesign our software, pay significant royalties or enter into license agreements.	7
Regulatory and Legal Issues	8
Because marketing and making our software products available on the internet may expose us to regulatory and legal issues, we may be forced out of business.	8
Risks from Competition	8
Because we face intense competition from other businesses that currently market software for children, we may never achieve enough market share to sustain our operations.	8
Because many of our competitors have significantly more financial resources, which could allow them to develop software that could render our proposed software inferior, our inability to adapt to these pressures could force us out of business.	8
Risks Related To The Offering	8
Because we have nominal assets, we are considered a "shell company" and will be subject to more stringent reporting requirements.	8
Because our stock price after the offering could be below the offering price, our investors may never realize any gain on their investments in our company.	9
Because there is no public market for our common stock our stockholders may not be able to resell their shares at or above the price at which they purchased their shares, or at all	9
Because future sales by our stockholders could cause the stock price to decline, our investors may lose money on the purchase of our stock.	10
Because state securities laws may limit secondary trading, which may restrict the states in which you can sell the shares offered by this prospectus.	10
Because we will be subject to the “Penny Stock” rules once our shares are quoted on the over-the-counter bulletin board, the level of trading activity in our stock may be reduced.	10
FORWARD-LOOKING STATEMENTS	10
USE OF PROCEEDS	11
DETERMINATION OF OFFERING PRICE	11
DILUTION	11
SELLING STOCKHOLDERS	11
PLAN OF DISTRIBUTION	12
INTEREST OF NAMED EXPERTS AND COUNSEL	14
DESCRIPTION OF BUSINESS	14
DESCRIPTION OF PROPERTY	18
DESCRIPTION OF SECURITIES	18
LEGAL PROCEEDINGS	19
MARKET FOR COMMON EQUITY AND RELATED SHAREHOLDER MATTERS	20
MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION	21
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE	23
DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS	23
EXECUTIVE COMPENSATION	25
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	26
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	26
DISCLOSURE OF SEC POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES	26
EXPERTS	27
WHERE YOU CAN FIND MORE INFORMATION	27
FINANCIAL STATEMENTS INDEX	28

PROSPECTUS SUMMARY

We were incorporated on July 9, 2007. We are focused on developing and offering software products for the creation of interactive digital software for children.  Our offices are currently located at: 2620 Regatta Dr., Suite 102, Las Vegas, NV 89128. Our telephone number is 1-888-419-2112. We have secured a domain name - www.buyonate.com, which remains under construction as of the date of this prospectus.

We are a development stage company that has not generated any revenue to date. As of June 30, 2008, we had $34,032 in current assets and current liabilities in the amount of $0. Accordingly, our working capital position as of June 30, 2008 was $34,032. Since our inception through June 30, 2008, we have incurred a net loss of $6,868. Our current working capital is not sufficient to enable us to implement our business plan as set forth in this prospectus.  Our auditors have issued an audit opinion which includes a statement describing their doubts about whether we will continue as a going concern.  In addition, our financial status creates substantial doubt whether we will continue as a going concern.

Summary of the Offering

Securities Being Offered:
Up to 810,000 shares of our common stock, which includes all issued and outstanding shares with the exception of those held by our President and Director, Mr. Husni Hassadiyeh, and our Secretary, Treasurer and Director, Ms. Inbar Kuta.

Offering Price
The offering price of the common stock is $0.05 per share.  There is no public market for our common stock.  We cannot give any assurance that the shares offered will have a market value, or that they can be resold at the offered price if and when an active secondary market might develop, or that a public market for our securities may be sustained even if developed.  The absence of a public market for our stock will make it difficult to sell your shares in our stock.

We intend to apply to the FINRA over-the-counter bulletin board, through a market maker that is a licensed broker dealer, to allow the trading of our common stock upon our becoming a reporting entity under the Securities Exchange Act of 1934. If our common stock becomes so traded and a market for the stock develops, the actual price of stock will be determined by prevailing market prices at the time of sale or by private transactions negotiated by the selling shareholders.  The offering price would thus be determined by market factors and the independent decisions of the selling shareholders.

Minimum Number of Shares To Be Sold in This Offering	None
Securities Issued and to Be Issued
4,810,000 shares of our common stock are issued and outstanding as of the date of this prospectus. Our President and Director, Mr. Husni Hassadiyeh, and our Secretary, Treasurer and Director, Ms. Inbar Kuta, own an aggregate of 83.16% of the common shares of our company and therefore have substantial control.  All of the common stock to be sold under this prospectus will be sold by existing shareholders.  There will be no increase in our issued and outstanding shares as a result of this offering.

Use of Proceeds:	We will not receive any proceeds from the sale of shares by the selling stockholders. We will incur all costs associated with this registration statement and prospectus.

Risk Factors:	See “Risk Factors” and the other information in this prospectus for a discussion of the factors you should consider before deciding to invest in shares of our common stock.

Summary of Financial Data

The following summary financial information for the periods from July 9, 2007 (inception) to December 31, 2007 and June 30, 2008 includes balance sheet and statement of operations data from our financial statements. The information contained in this table should be read in conjunction with "Management's Discussion and Analysis of Financial Condition or Plan of Operation" and the financial statements and accompanying notes included in this prospectus.

Balance Sheet Information	As of December 31, 2007 (audited)	As of June 30, 2008 (audited)
Cash	$17,000	$34,032
Total Assets	$17,000	$34,032
Liabilities	$0	$0
Total Stockholders’ Equity	$17,000	$34,032

Statement of Operations Information	For the period July 9,2007 (inception) through December 31, 2007 (audited)	For the period July 9,2007 (inception) through June 30, 2008 (audited)
Revenue	$0	$0
Loss for the Period	$0	$6,868

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the following factors and other information in this prospectus before deciding to invest in our company. If any of the following risks actually occur, our business, financial condition, results of operations and prospects for growth would likely suffer. As a result, you could lose all or part of your investment.

RISKS RELATED TO OUR BUSINESS

Because we have a going concern opinion from our auditors indicating that there is a possibility that we may not be able to continue to operate, shareholders may lose some or all of their investment in our company.

The Company has incurred $6,868 in losses for the period from July 9, 2007 (inception) to June 30, 2008. As of June 30, 2008, we had working capital and stockholders’ equity of $34,032.  We anticipate generating losses for a minimum of the next 12 months. Therefore, we may be unable to continue operations in the future as a going concern.

No adjustment has been made in the accompanying financial statements to the amounts and classification of assets and liabilities which adjustment may have to be made should we be unable to continue as a going concern. If we cannot continue as a viable entity, our shareholders may lose some or all of their investment in the Company.

Because we are a development stage company that faces many obstacles as a start up venture, we may never be able to execute our business plan.

We were incorporated on July 9, 2007. Although we have begun our initial planning for the development of our Interactive Digital Memories FunBook software and have retained a consultant to assist us in attaining the milestones set forth in our business plan, we may not be able to execute our business plan unless and until we are successful in raising additional funds.

In addition, our independent auditors included an explanatory paragraph in their report on the accompanying financial statements regarding concerns about our ability to continue as a going concern.  As a result, we may not be able to obtain additional necessary funding.  To date we have never had any products, customers or revenues and there can be no assurance that we will ever achieve any profitability or revenues. The revenue and income potential of our proposed business and operations are unproven, and the lack of an operating history makes it difficult to evaluate the future prospects of our business.

Because our business plan may be unsuccessful we may not be able to continue operations as a going concern.

Our ability to continue as a going concern is dependent upon our generating cash flow sufficient to fund operations and reduce operating expenses. Our business plans may not be successful in addressing these issues.

The success of our business plan is dependent on our developing and offering interactive digital software. Our ability to develop such software is unproven, and the lack of an operating history makes it difficult to validate our business plan.

If we cannot continue as a going concern, our stockholders may lose their entire investment in our company.

Because we expect to incur losses over the next 12 months our stockholders may lose their entire investment in us.

We expect to incur losses over the next 12 months because we do not yet have any revenues to offset the expenses associated with the development and the marketing of our proposed software.

We cannot guarantee that we will ever be successful in generating revenues in the future. We recognize that if we are unable to generate revenues, we will not be able to earn profits or continue operations.

Because we have no operating history there is no assurance that our future operations will result in profitable revenues.

There is no operating history upon which to base any assumption as to the likelihood that we will prove successful, and we cannot provide investors with assurances that we will generate any operating revenues or ever achieve profitable operations. If we are unsuccessful in addressing these risks, our business will most likely fail.

We were incorporated on July 9, 2007, and have very limited operations.  We have not realized any revenues to date. Our software is not ready for commercial sale. We have no operating history at all upon which an evaluation of our future success or failure can be made. We have incurred net losses of $6,868 for the period from inception (July 9, 2007) through June 30, 2008 and expect to have net losses over the next 12 months. These losses will come due to substantial costs and expenses associated with the development, marketing and distribution of our software.

In the future, our success will be dependent upon the success of our efforts to gain market acceptance of our software. If we cannot attract a significant number of customers due to the target market not being as responsive as we anticipate, we cannot guarantee that we will ever be successful in generating revenues in the future to ensure our continuation.

Because we have not generated any revenue from our business and we will need to raise funds in the near future, which may be difficult to obtain when required, we might be forced to discontinue our business.

We currently have $34,032 in working capital as of June, 30, 2008, and we anticipate incurring costs of at least $48,100 within the next 12 months.

Because we have not generated any revenue from our business, we will need to raise additional funds for the future development of our business and to be able to respond to unanticipated requirements and/or expenses. We do not currently have any arrangements for financing and we can provide no assurance to investors that we will be able to find such financing if required. The most likely source of future funds presently available to us will be through the sale of equity capital. Any sale of share capital will result in dilution to existing shareholders. Furthermore, there is no assurance that we will not incur debt in the future, that we will have sufficient funds to repay our future indebtedness or that we will not default on our future debts, jeopardizing our business viability.

 We may not be able to borrow or raise additional capital in the future to meet our needs or to otherwise provide the capital necessary to conduct business, which might result in the loss of some or all of your investment in our common stock. There can be no assurance that additional financing will be available to us on terms that are acceptable. Consequently, we may not be able to proceed with our intended business plans. Substantial additional funds will still be required if we are to reach our goals that are outlined in this Registration Statement. Without additional funding, we may not continue our planned business operations.

Because we are dependent on contracting with third party firm(s) to develop and maintain our software for us, our operations and financial stability may be adversely affected.

We intend to hire a software development firm(s) to develop and maintain our interactive memories funbook software. We have estimated the costs for this purpose at $15,000.  If we are unable to contract qualified software development firm(s) to develop and maintain our software, whether because we cannot find them, cannot attract them to our company, or cannot afford them, we will not be able to continue our planned business operations.

If we are not able to complete the development of our website or when developed the website contains defects, we may not be able to generate revenues and the shareholders will lose their investment.

The success of our business in part will depend on the development, completion and acceptance of our website by our online target market. Achieving such acceptance will require significant marketing investment. We have estimated the costs for the development of our website at $10,000.

Our website, once developed and tested, may contain undetected design faults and software errors that are discovered only after it has been installed and used by customers. Any such default or error could cause delays and further expenses and could adversely affect our competitive position and cause us to lose potential customers or opportunities. If this is the case, we may not be accepted by our customers at sufficient levels to support our operations and build our business and our business will fail.

If we are not able to find significant retail suppliers, re-sellers and/or distributors, we may not be able to generate revenues and the shareholders may lose their investment.

The success of our business in part will depend on developing and maintain relationships retail suppliers, re-sellers and/or distributors. Achieving such acceptance will require significant time and marketing investment.

If we are unable to build these relationships with retail suppliers, re-sellers and/or distributors to sell our software this could adversely affect our competitive position and cause us to lose potential customers or opportunities. Also, if we are accepted by retail suppliers, re-sellers and/or distributors but are not accepted by our customers at sufficient levels to support our operations and build our business and our business will fail.

Because we rely on subcontractors for the programming and maintenance of critical elements of our website, the loss of these services will adversely affect our operations and ability to generate revenues.

 We rely on subcontractors for the programming and maintenance of critical elements of our website including integrating the billing process, tracking of the online sales and the basic maintenance and backup of our servers. If one of these subcontractors no longer provides service to us or there is a delay in their services, our business may be harmed. We rely on subcontractors for the maintenance and ongoing upgrades of the Buyonate website. We also will rely on subcontractors for tasks such as firewall protection, application of security patches and regular backup of our servers' data.

After contracting with these subcontractors there is no assurance that they will continue to reliably deliver the above services. Should a subcontractor cease to provide their services to us, our operations will be terminated until such time as we can locate and retain a replacement subcontractor. During such time our business will suffer.

Risks Related to our Company

Because our executive officers control a large percentage of our common stock, they have the ability to influence matters affecting our shareholders.

Our executive officers beneficially own approximately 83.2% of the issued and outstanding shares of our common stock. As a result, they have the ability to influence matters affecting our shareholders, including the election of our directors, the acquisition or disposition of our assets, and the future issuance of our shares. Because our executive officers control such shares, investors may find it difficult to replace our management if they disagree with the way our business is being operated.

Because our executive officers and directors live outside of the United States, you may have no effective recourse against them for misconduct and may not be able to enforce judgment and civil liabilities against them. Investors may not be able to receive compensation for damages to the value of their investment caused by wrongful actions by our directors and officers.

Both of our directors and officers live outside of the United States.

Mr. Husni Hassadiyeh, our President and director is a citizen and a resident of Israel, and all or a substantial portion of his assets are located outside of the United States.

Ms. Inbar Kuta, our Secretary, Treasurer and a director is a citizen and a resident of Israel, and all or a substantial portion of her assets are located outside of the United States.

As a result, it may be difficult for investors to enforce within the United States any judgments obtained against our directors or officers, or obtain judgments against them outside of the United States that are predicated upon the civil liability provisions of the securities laws of the United States or any state thereof. Investors may not be able to receive compensation for damages to the value of their investment caused by wrongful actions by our directors and officers.

Because we have two directors, deadlocks may occur in our board’s decision-making process, which may delay or prevent critical decisions from being made.

Since we currently have an even number of directors, deadlocks may occur when such directors disagree on a particular decision or course of action. Our Articles of Incorporation and By-Laws do not contain any mechanisms for resolving potential deadlocks. While our directors are under a duty to act in the best interest of our company, any deadlocks may impede the further development of our business in that such deadlocks may delay or prevent critical decisions regarding our development.

Because our executive officers are unable to devote their services to our company on a full time basis, the performance of our business may suffer, our business could fail and investors could lose their entire investment.

Mr. Husni Hassadiyeh, our President and a director, currently devotes approximately 20 to 25 hours per week to our company.

Ms. Inbar Kuta, our Secretary, Treasurer and a director, currently devotes 20 to 25 hours a week to our company.  As discussed below, we depend heavily on the services of our executive officers and directors.  As a result, the management of our company could under-perform, our business could fail and investors could lose their entire investment.

Because our executive officers have no experience or technical training in the development, maintenance and marketing of internet websites or in operating businesses that license software or services over the internet, we are likely to make inexperienced or uninformed decisions that will have bad results for us.

Our executive officers have no experience or technical training in the development, maintenance and marketing of internet websites or in operating businesses that market software or services over the internet.  Due to their lack of experience and knowledge in these areas, our executive officers could make the wrong decisions regarding the development, operation and marketing of our website and the operation of our business, which could lead to irreparable damage to our business.  Consequently, our operations could suffer irreparable harm from mistakes made by our executive officers and we may have to suspend or cease operations, which could cause investors to lose their entire investment.

Because we depend heavily on our executive officers the loss of either person will have a substantial negative effect on our business and may cause our business to fail.

We depend entirely on our executive officers for all of our operations. The loss of either person will have a substantial negative effect on us and may cause our business to fail. Our executive officers did not receive any compensation for their services and it is highly unlikely that they will receive any compensation unless and until we generate substantial revenues.

We do not have any employment agreements or maintain key person life insurance policies on our executive officers. If our executive officers do not devote sufficient time towards our business, we may never be able to effectuate our business plan.

Risks Related to Developing our Software

Because we may not be successful in developing interactive digital software that will achieve market acceptance, we may not be able to achieve profitable operations.

The success or failure of developing interactive digital software depends in large part on its desirability and ease of application in the target market. We cannot be sure that our development efforts will produce software that will fulfill the needs and appeal to the tastes of children and their parents.

The digital software industry is characterized by technological change, frequent product introductions and evolving industry standards. Our success will depend, to a significant extent, on our ability to develop software and introduce upgrades or new software products to satisfy an expanding range of customer needs and achieve market acceptance.

Because we may never be able to achieve sales revenues sufficient to become profitable, we could experience continual losses and eventually fail in our business plan.

There can be no assurance that our software will achieve a level of market acceptance that will make us profitable.

We believe that the acceptance of our software products will depend on our ability to:

•	Effectively market our software through our website as well as resellers and distributors.
•	Develop brand recognition.
•	Develop a user-friendly software product that appeals to children and their parents.
•	Develop and maintain a favourable reputation among our customers.
•	Price and license the software products in a manner that is appealing to potential customers.
•	Have the financial ability to withstand downturns in the general economic environment or conditions that would slow the licensing of our software products.

Commerce over the internet is an emerging market that is characterized by rapid changes in customer requirements, frequent introductions of new and enhanced products and services, and continuing and rapid technological advancement.

To compete successfully in this emerging market, we must continue to design, develop, and sell new and enhanced software and services that provide increasingly higher levels of performance and reliability at an acceptable and reasonable cost.

The software and services must take advantage of technological advancements and changes, and respond accordingly to new and changing customer requirements. Our success in designing, developing, and selling such software and services will depend on a variety of factors, including:

•	Success of promotional and marketing efforts
•	The identification of market demands for new or upgraded software and services
•	Timely implementation of software and services offering
•	Software and service performance
•	Cost-effectiveness of software and service

Protecting our Proprietary Technology and Other Intellectual Property Rights

If we are unable to protect our proprietary technology and other intellectual property rights, our ability to compete in the marketplace may be substantially reduced.

If we are unable to protect our intellectual property, our competitors could use our intellectual property to market software similar to ours, which could decrease demand for our software, thus decreasing our revenues. We rely on a combination of copyright, trademark and trade secret laws to protect our intellectual property rights. These protections may not be adequate to prevent our competitors from copying or reverse-engineering our interactive digital software. In addition, our competitors may independently develop technologies that are substantially equivalent or superior to our technology. To protect our trade secrets and other proprietary information, we will require employees, consultants, advisors and collaborators to enter into confidentiality agreements. These agreements may not provide meaningful protection for our trade secrets, know-how or other proprietary information in the event of any unauthorized use, misappropriation or disclosure of such trade secrets, know-how or other proprietary information. Existing copyright laws afford only limited protection for our intellectual property rights and may not protect such rights in the event competitors independently develop similar software products. Policing unauthorized use of our products is very difficult, and litigation could become necessary in the future to enforce our intellectual property rights. Any policing and/or litigation could be time consuming and expensive to resolve or prosecute, result in substantial diversion of management attention and resources, and materially harm our business or financial condition.

If a third party asserts that we infringed upon its proprietary rights, we could be required to redesign our software, pay significant royalties or enter into license agreements.

Although presently we are not aware of any such claims, a third party may assert that our technology or technologies of entities we acquire violates its intellectual property rights. As the number of software products in our market increases and the functionality of those software products further overlap, we believe that infringement claims will become more common. Any claims against us, regardless of their merit, could:

•	Be expensive and time consuming to defend
•	Result in negative publicity
•	Force us to stop licensing our software products that incorporate the challenged intellectual property
•	Require us to redesign our software products
•	Divert management’s attention and our other resources
•	Require us to enter into royalty or licensing agreements in order to obtain the right to use necessary technologies, which may not be available on terms acceptable to us, if at all.

We believe that any successful challenge to our use of a trademark or domain name could substantially diminish our ability to conduct business in a particular market or jurisdiction and thus decrease our revenues and result in possible losses to our business.

Regulatory and Legal Issues

Because marketing and making our software products available on the internet may expose us to regulatory and legal issues, we may be forced out of business.

A range of exposures may exist due to how we intend to market our software. If we create and utilize a web site and sell through the retail industry, as we plan to do, online access through a company-operated web site and retail regulations requires careful consideration of legal and regulatory compliance requirements and issues. This may require extensive legal services that may become an increased cost component when considering the development of our software and technologies.

Risks from Competition

Because we face intense competition from other businesses that currently market software for children, we may never achieve enough market share to sustain our operations.

Competition will come not only from those who deliver their products through traditional retail establishments but also from those who deliver their products and software through the internet. Our competitors have longer operating histories, greater brand recognition, larger marketing budgets and installed customer bases. In addition, these companies are able to field full-time, directly employed sales personnel to better cover certain markets and customers. They can also invest greater resources in the development of technology, content and research which will allow them to react to market changes faster, putting us at a possible competitive disadvantage.

These competitors include large and established companies, such as Surplus CD- Rom (http://www.surpluscdrom.com) and Rusty and Rosy Learn With Me (http://www.rustyandrosy.ca)
Competition could decrease our prices, reduce our sales, lower our gross profits and/or decrease our market share.

Because many of our competitors have significantly more financial resources, which could allow them to develop software that could render our proposed software inferior, our inability to adapt to these pressures could force us out of business.

Our competition may have software or may develop software that will render our proposed software inferior. We will likely need to obtain and maintain certain advantages over our competitors in order to be competitive, which require resources. There can be no assurance that we will have sufficient financial resources to maintain our research and development, marketing, sales and customer support efforts on a competitive basis, or that we will be able to make the improvements necessary to maintain a competitive advantage with respect to our software products.

To be competitive, we must continue to invest significant resources in research and development, sales and marketing, and customer support. We may not have sufficient resources to make these investments or to make the technological advances necessary to be competitive, which in turn will cause our business to suffer and restrict our profitability potential.

Risks Related to the Offering

Because we have nominal assets, we are considered a "shell company" and will be subject to more stringent reporting requirements.

The Securities and Exchange Commission ("SEC") adopted Rule 405 of the Securities Act and Exchange Act Rule 12b-2 which defines a shell company as a registrant that has no or nominal operations, and either (a) no or nominal assets; (b) assets consisting solely of cash and cash equivalents; or (c) assets consisting of any amount of cash and cash equivalents and nominal other assets.  Our balance sheet states that we have cash as our only asset therefore, we are defined as a shell company.  The new rules prohibit shell companies from using a Form S-8 to register securities pursuant to employee compensation plans.  However, the new rules do not prevent us from registering securities pursuant to registration statements.  Additionally, the new rule regarding Form 8-K requires shell companies to provide more detailed disclosure upon completion of a transaction that causes it to cease being a shell company.  We must file a current report on Form 8-K containing the information required pursuant to Regulation S-K and in a registration statement on Form 10, within four business days following completion of the transaction together with financial information of the private operating company.  In order to assist the SEC in the identification of shell companies, we are also required to check a box on Form 10-Q and Form 10-K indicating that we are a shell company.  To the extent that we are required to comply with additional disclosure because we are a shell company, we may be delayed in executing any mergers or acquiring other assets that would cause us to cease being a shell company.  The SEC adopted a new Rule 144 effective February 15, 2008, which makes resales of restricted securities by shareholders of a shell company more difficult. See discussion under heading "New Rule 144" below.

Because our stock price after the offering could be below the offering price, our investors may never realize any gain on their investments in our company.

The offering price of our common stock was arbitrarily determined by us and does not necessarily bear any relationship to our book value, assets, financial condition, or to any other established criteria of value.  Our common stock price after the offering could be below the offering price.

Because there is no public market for our common stock our stockholders may not be able to resell their shares at or above the price at which they purchased their shares, or at all.

There is currently no market for our common stock and we can provide no assurance that a market will develop. We intend to have a market maker file an application on our behalf with the FINRA to have our common stock quoted on the OTC Bulletin Board after the registration statement is declared effective by the SEC. We do not yet have a market maker who has agreed to file such application.  If for any reason our common stock is not quoted on the OTC Bulletin Board or a public trading market does not otherwise develop, purchasers of the shares may have difficulty selling their common stock should they desire to do so.  No market makers have committed to becoming market makers for our common stock and none may do so.

Even if a trading market develops, we cannot predict how liquid that market might become. The initial public offering price may not be indicative of prices that will prevail in the trading market.  The initial public offering price of the common stock was determined by us arbitrarily.  The price is not based on our financial condition and prospects, market prices of similar securities of comparable publicly traded companies, certain financial and operating information of companies engaged in similar activities to ours, or general conditions of the securities market.  The price may not be indicative of the market price, if any, for the common stock in the trading market after this offering.  The market price of the securities offered herein, if any, may decline below the initial public offering price.  The trading price of our common stock following the offering is therefore likely to be highly volatile and could be subject to wide fluctuations in price in response to various factors, some of which are beyond our control.

These factors include:

•	Quarterly variations in our results of operations or those of our competitors;

•	Announcements by us or our competitors of acquisitions, new software products, significant contracts, commercial relationships or capital commitments;

•	Disruption to our operations;

•	Commencement of, or our involvement in, litigation;

•	Any major change in our board or management;

•	Changes in governmental regulations or in the status of our regulatory approvals; and

•	General market conditions and other factors, including factors unrelated to our own operating performance.

In addition, the stock market in general has experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of such public companies. Such fluctuations may be even more pronounced in the trading market shortly following this offering. These broad market and industry factors may seriously harm the market price of our common stock, regardless of our actual operating performance. In addition, in the past, following periods of volatility in the overall market and the market price of a company’s securities, securities class action litigation has often been instituted against these companies.  This litigation, if instituted against us, could result in substantial costs and a diversion of our management’s attention and resources.

Because future sales by our stockholders could cause the stock price to decline, our investors may lose money on the purchase of our stock.

No predictions can be made of the effect, if any, that market sales of shares of our common stock or the availability of such shares for sale will have on the market price prevailing from time to time. Nevertheless, sales of significant amounts of our common stock could adversely affect the prevailing market price of the common stock, as well as impair our ability to raise capital through the issuance of additional equity securities.

Because state securities laws may limit secondary trading, which may restrict the states in which you can sell the shares offered by this prospectus.

If you purchase shares of our common stock sold in this offering, you may not be able to resell the shares in any state unless and until the shares of our common stock are qualified for secondary trading under the applicable securities laws of such state or there is confirmation that an exemption, such as listing in certain recognized securities manuals, is available for secondary trading in such state. There can be no assurance that we will be successful in registering or qualifying our common stock for secondary trading, or identifying an available exemption for secondary trading in our common stock in every state. If we fail to register or qualify, or to obtain or verify an exemption for the secondary trading of, our common stock in any particular state, the shares of common stock could not be offered or sold to, or purchased by, a resident of that state. In the event that a significant number of states refuse to permit secondary trading in our common stock, the market for the common stock will be limited which could drive down the market price of our common stock and reduce the liquidity of the shares of our common stock and a stockholder's ability to resell shares of our common stock at all or at current market prices, which could increase a stockholder's risk of losing some or all of his investment.

Because we will be subject to the “Penny Stock” rules once our shares are quoted on the over-the-counter bulletin board, the level of trading activity in our stock may be reduced.

If a trading market does develop for our stock, it is likely we will be subject to the regulations applicable to "Penny Stock." The regulations of the SEC promulgated under the Exchange Act that require additional disclosure relating to the market for penny stocks in connection with trades in any stock defined as a penny stock. The SEC regulations define penny stocks to be any non-NASDAQ equity security that has a market price of less than $5.00 per share, subject to certain exceptions. Unless an exception is available, those regulations require the broker-dealer to deliver, prior to any transaction involving a penny stock, a standardized risk disclosure schedule prepared by the SEC, to provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, monthly account statements showing the market value of each penny stock held in the purchaser’s account, to make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a stock that becomes subject to the penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage market investor interest in and limit the marketability of our common stock.

In addition to the "penny stock" rules promulgated by the Securities and Exchange Commission, the FINRA has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer's financial status, tax status, investment objectives and other information. Under interpretations of these rules, the FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. The FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our stock.

Please read this prospectus carefully.  You should rely only on the information contained in this prospectus.  We have not authorized anyone to provide you with different information.  You should not assume that the information provided by the prospectus is accurate as of any date other than the date on the front of this prospectus.

FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risks and uncertainties.  We use words such as anticipate, believe, plan, expect, future, intend and similar expressions to identify such forward-looking statements.  The actual results could differ materially from our forward-looking statements.  Our actual results are most likely to differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us described in this Risk Factors section and elsewhere in this prospectus.

USE OF PROCEEDS

The selling stockholders are selling shares of common stock covered by this prospectus for their own account.  We will not receive any of the proceeds from the resale of these shares.  We have agreed to bear the expenses relating to the registration of the shares for the selling stockholders.

DETERMINATION OF OFFERING PRICE

There has been no public market for our common shares. The price of the shares was arbitrarily determined at $0.05 per share.  We believe that this price reflects the appropriate price that a potential investor would be willing to invest in us at this initial stage of our development.

The price we arbitrarily determined bears no relationship whatsoever to our business plan, the price paid for our shares by our founders, our assets, earnings, book value or any other criteria of value. The offering price should not be regarded as an indicator of the future market price of the securities, which is likely to fluctuate.

DILUTION

The common stock to be sold by the selling stockholders is common stock that is currently issued and outstanding. Accordingly, there will be no dilution to our existing stockholders.

SELLING STOCKHOLDERS

The selling stockholders named in this prospectus are offering all of the 810,000 shares of common stock offered through this prospectus. The selling stockholders are all non-U.S. persons who acquired the 810,000 shares of common stock from us in a series of Regulation S private placement transactions that closed on June 2008.

The following table provides as of July 8, 2008 information regarding the beneficial ownership of our common stock held by each of the selling stockholders, including:

•	The number of shares beneficially owned by each prior to this offering

•	The total number of shares to be offered by each

•	The total number of shares beneficially owned by each upon completion of the offering

•	The percentage owned by each upon completion of the offering

Name of Beneficial Owner(1)	Shares Owned Prior to This Offering	Total Number of Shares to be Offered for Selling Shareholder Account	Total Shares to be Owned Upon Completion of this Offering	Percent Owned Upon Completion of this Offering(2)
Susan Kathrin Nechin	20000	20000	0	0%
Melani Jancourt	20000	20000	0	0%
Ebraheem Dasoka	20000	20000	0	0%
Ahmed Zeid	30000	30000	0	0%
Samir Desoka	20000	20000	0	0%
Miriam Shatroby	30000	30000	0	0%

Ahmed Shatroby	30000	30000	0	0%
Ehad Zeed	30000	30000	0	0%
Yair Bergner	20000	20000	0	0%
Gavriel Guy Bibicheav	20000	20000	0	0%
Liliane Buskila	20000	20000	0	0%
Mohamad Dasoka	40000	40000	0	0%
Amna Dasoka	40000	40000	0	0%
Maoz Madmon	30000	30000	0	0%
Wasim Darwish	40000	40000	0	0%
Samira Zera	30000	30000	0	0%
Mostafa Dasoka	30000	30000	0	0%
Ariel Avitsror	20000	20000	0	0%
Mohammed Husein	20000	20000	0	0%
Yousef Hussein	20000	20000	0	0%
Karawan Abu Arishi	20000	20000	0	0%
Khitan Houssein	20000	20000	0	0%
Anwer Dasuka	10000	10000	0	0%
Aisha Hosen	20000	20000	0	0%
Ahlam Abu Dahesh	20000	20000	0	0%
Tawfik Husein	20000	20000	0	0%
Mageda Desoka	10000	10000	0	0%
Khalil Dasuka	10000	10000	0	0%
Suad Zeed	10000	10000	0	0%
Arkan Marana	30000	30000	0	0%
Elad Bergner	20000	20000	0	0%
Ben Yosseff Shalev Vod Islavski	20000	20000	0	0%
Tahani Hosen	10000	10000	0	0%
Basem Abo Aresha	20000	20000	0	0%
Ori Asmare	20000	20000	0	0%
Aviv Masore	20000	20000	0	0%
TOTAL	810,000	810,000	NIL	*
Notes
(1)
The named party beneficially owns and has sole voting and investment power over all shares or rights to these shares, unless otherwise shown in the table. The numbers in this table assume that none of the selling stockholders sells shares of common stock not being offered in this prospectus or purchases additional shares of common stock, and assumes that all shares offered are sold.

(2)	Applicable percentage of ownership is based on 4,810,000 shares of common stock outstanding as of July 8, 2008.

None of the selling shareholders; (1) has had a material relationship with us other than as a shareholder at any time within the past three years; (2) has been one of our officers or directors; or (3) are broker-dealers or affiliate of broker-dealers.

The selling shareholders and any broker/dealers who act in connection with the sale of the shares may be deemed to be “underwriters” within the meaning of the Securities Acts of 1933, and any commissions received by them and any profit on any resale of the shares as a principal might be deemed to be underwriting discounts and commissions under the Securities Act.

PLAN OF DISTRIBUTION

This prospectus relates to the registration of 810,000 common shares on behalf of the selling stockholders.

No Current Market for our Shares

There is currently no market for our securities. Our common stock is not traded on any exchange or on the over-the-counter market. After the effective date of the registration statement relating to this prospectus, we intend to have a market maker file an application with the The Financial Industry Regulatory Authority, Inc. for our common stock to be eligible for trading on the Over –the-Counter Bulletin Board. We do not yet have a market maker who has agreed to file such application.  We cannot give you any assurance that the shares you purchase will ever have a market value or that if a market for our shares ever develops, that you actually will be able to sell your shares in this market.  Further, even assuming we do locate such a market maker, it could take several months before the market maker’s listing application for our shares is approved, if such approval is obtained. In addition, even if a public market for our shares develops, there is no assurance that a secondary public market will be sustained.

The OTC Bulletin Board is maintained by the The Financial Industry Regulatory Authority. The securities traded on the Bulletin Board are not listed or traded on the floor of an organized national or regional stock exchange. Instead, these securities transactions are conducted through a telephone and computer network connecting dealers in stocks. Over-the-counter stocks are traditionally stocks of smaller companies that do not meet the financial and other listing requirements of a regional or national stock exchange.

Even if our shares are quoted on the OTC Bulletin Board, a purchaser of our shares may not be able to resell the shares. Broker-dealers may be discouraged from effecting transactions in our shares because they will be considered penny stocks and will be subject to the penny stock rules. Rules 15g-1 through 15g-9 promulgated under the Securities Exchange Act of 1934, as amended, impose sales practice and disclosure requirements on FINRA brokers-dealers who make a market in a "penny stock." A penny stock generally includes any non-NASDAQ equity security that has a market price of less than $5.00 per share. Under the penny stock regulations, a broker-dealer selling penny stock to anyone other than an established customer or "accredited investor" (generally, an individual with net worth in excess of $1,000,000 or an annual income exceeding $200,000, or $300,000 together with his or her spouse) must make a special suitability determination for the purchaser and must receive the purchaser's written consent to the transaction prior to sale, unless the broker-dealer or the transactions is otherwise exempt. In addition, the penny stock regulations require the broker-dealer to deliver, prior to any transaction involving a penny stock, a disclosure schedule prepared by the Commission relating to the penny stock market, unless the broker-dealer or the transaction is otherwise exempt. A broker-dealer is also required to disclose commissions payable to the broker-dealer and the registered representative and current quotations for the securities. Finally, a broker-dealer is required to send monthly statements disclosing recent price information with respect to the penny stock held in a customer's account and information with respect to the limited market in penny stocks.

The additional sales practice and disclosure requirements imposed upon broker-dealers may discourage broker-dealers from effecting transactions in our shares, which could severely limit the market liquidity of the shares and impede the sale of our shares in the secondary market, assuming one develops.

The selling stockholders may sell some or all of their shares at a fixed price of $0.05 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices.  Sales by selling stockholders must be made at the fixed price of $0.05 until a market develops for the stock.

The shares may be sold or distributed from time to time by the selling stockholders or by pledgees, donees or transferees of, or successors in interest to, the selling stockholders, directly to one or more purchasers (including pledgees) or through brokers or dealers who act solely as agents. The distribution of the shares may be effected in one or more of the following methods:

•	Ordinary broker transactions, which may include long or short sales

•	Transactions involving cross or block trades on any securities or market where our common stock is trading

•	Purchases by brokers or dealers as principal and resale by such purchasers for their own accounts pursuant to this prospectus

•	In other ways not involving market makers or established trading markets, including direct sales to purchasers or sales effected through agents

•	Any combination of the foregoing.

In addition, the selling stockholders may enter into hedging transactions with broker-dealers who may engage in shares in the course of hedging the positions they assume with the selling stockholders. The selling stockholders may also enter into option or other transactions with broker-dealers that require the delivery by such broker-dealers of the shares, which shares may be resold thereafter pursuant to this prospectus.

Brokers, dealers, or agents participating in the distribution of the shares may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agent (which compensation as to a particular broker-dealer may be in excess of customary commissions). Neither the selling stockholders nor we can presently estimate the amount of such compensation. We know of no existing arrangements between the selling stockholders and any other stockholder, broker, dealer or agent relating to the sale or distribution of the shares. We do not anticipate that either our stockholders or we will engage an underwriter in the selling or distribution of our shares.

We will not receive any proceeds from the sale of the shares of the selling stockholders pursuant to this prospectus. We have agreed to bear the expenses of the registration of the shares, including legal and accounting fees.

The selling stockholders named in this prospectus must comply with the requirements of the Securities Act and the Exchange Act in the offer and sale of the common stock being offered by them. The selling stockholders and any broker-dealers who execute sales for the selling stockholders may be deemed to be an “underwriter” within the meaning of the Securities Act in connection with such sales. In particular, during such times as the selling stockholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable laws and may among other things:

·	Not engage in any stabilization activities in connection with our common stock
·	Furnish each broker or dealer through which common stock may be offered, such copies of this prospectus from time to time, as may be required by such broker or dealer, and
·	Not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities permitted under the Exchange Act

Any commissions received by broker-dealers and any profit on the resale of shares sold by them while acting as principals might be deemed to be underwriting discounts or commissions under the Securities Act.

INTEREST OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

The Law Offices of Cane∙Clark LLP, our independent legal counsel, has provided an opinion on the validity of our common stock.

Our financial statements for the period from inception to June 30, 2008, included in this registration statement have been audited by Moore & Associates, Chartered, as set forth in their report included in this registration statement.

DESCRIPTION OF BUSINESS

Our Business

Overview of the Company

We were incorporated on July 9, 2007. We are focused on developing and offering software products for the creation of interactive digital software for children.  Our offices are currently located at: 2620 Regatta Dr., Suite 102, Las Vegas, NV 89128. Our telephone number is 1-888-419-2112. We have secured a domain name - www.buyonate.com, which remains under construction as of the date of this prospectus.

Objectives

We are in the business of developing user-friendly/child friendly interactive digital software for children between the ages of 5 to 12 years old. The software will allow them to create and burn their own interactive Digital Memories FunBook on CD/DVD. They will be able to watch and play with their Digital Memories FunBook on a personal computer or DVD. Our software will allow for uploading photos, video, music and text to their Digital Memories FunBook.  The software will enable children to turn their videos, music and digital photos into an interactive Digital Memories FunBook on CD/DVD based on their school events, family time together, friends and activities. Our target market is primarily elementary aged children between 5 to 12 years of age who wish to capture their school, family and friends memories in a fun and interesting way and to be able to save those memories to watch and play for years to come.

Our planned software involves the following simple three-step process for the creation of the interactive Digital Memories FunBook

We intend to use a simple three step process for the creation of the interactive Digital Memories FunBook as follows:

•	Add Media
A child, possibly with parental supervision, creates galleries to put their pictures into. They then import photos and videos from a digital camera, scanner, hard drive and the internet to the galleries they have created.

•	Add Text
There will be different sections or categories built in to the Memories FunBook where they can add text such as:

1)	The Phone Book – they will be able to add the names, phone numbers and addresses of their family, friends, teachers and emergency numbers.

2)	The Birthday Page – this section lets them add the names and birthdates of their friends and family.

3)	The Galleries – this is where they will be able to add text naming their Galleries of pictures and ad names or stories to each individual picture.

•	Add Audio

This section lets the child add his or her favourite music to the Memories FunBook.

We plan to develop a software product that will be easy enough for young children to use

Realizing that children ages 5 and up are new to navigating software programs, we intend on developing our software to be user friendly to young children without the use of manuals and hours of practice.
Regardless of the child’s level of computer literacy, our software product will be easy to install, provide useful features, contain help support, be extremely easy to navigate and have fun and interactive games to play.

We intend to concentrate our efforts on Software Functions

The digital Memories FunBook software will contain basic functions, including:

•	Easy and fast uploading, supporting a wide variety of formats such as: BMP, GIF, JPG, AVI, MPG, WMV, MP3
•	Photo, video and text preview at any time
•	Adding text to various sections of the FunBook
•	Ability to burn their digital Memories FunBook onto CD/DVD.
•	Games and fun activities that the child will use to interact with the photos they upload

When completed, our website will enable customers to place orders, purchase and download Memories Funbook software. Once the customer selects to purchase our product they are then directed to our order fulfillment page to complete their order billing and shipping information if they request a hard copy rather than download the software from our website. The customer is then asked to agree with our terms and conditions of sale, and if in agreement, they are directed to the checkout page where PayPal information is requested. On completion, a final step displays the order and payment information for final confirmation by the customer.  The customer then receives an email summarizing the order, shipping and payment information.  We receive an identical email for order processing and fulfillment.

Once we set up our website and complete our software development, customers can purchase and download our software directly from our website. We plan to price our software at below $200.00 US for a downloadable version and slightly higher for a boxed or hard copy version. Our revenues will come from online sales of our software.

We do not currently have sufficient capital to operate our business, and we will require additional funding in the future to sustain our operations. There is no assurance that we will have revenue in the future or that we will be able to secure the necessary funding to develop our business.

Industry Background

Internet-based transactions between shoppers and merchants have grown rapidly in recent years. This growth is the result of the penetration of broadband technologies and increased Internet usage and the emergence of compelling commerce opportunities and a growing awareness among shoppers of the convenience and other benefits of online shopping.

Industry estimates of the Growing Internet Population and Internet Penetration Levels

Based on a research report prepared by Morgan Stanley:

 - We believe that the Internet is still in the early stages of becoming a central communications, information, commerce, and entertainment medium. We estimate there are over 800+ million Internet users worldwide using the Internet an estimated average of 30-45 minutes per day.

 - We expect the number of Internet users to grow at 10-15% annually for the next several years, with stronger growth in non-US markets.

 - And we believe that usage growth (in part because of ongoing broadband adoption) should continue to be higher (perhaps 20-30%), thus demonstrating compelling underlying growth trends.

 - Given this relatively robust underlying growth, we continue to believe that the leading Internet companies should, over time, be able to generate strong double-digit top-line growth, and as the financial models scale towards higher long-term margins, should be able to generate even stronger earnings growth -- AKA leverage.

Source: Mary Meeker, Brian Pitz, and Brian Fitzgerald, "Internet Trends, "a Morgan Stanley Research Report, http://www.morganstanley.com/institutional/techresearch

Growth of Electronic Commerce

Forrester Research believes that electronic commerce activity in the United States, fueled by a steady stream of new online shoppers and new product category sales, will grow at a compounded annual growth rate of 19% over the next five years.

US online retail reached $175 billion in 2007 and is projected to grow to $335 billion by 2012. Business-to-consumer (B2C) eCommerce continues its double-digit year-over-year growth rate, in part because sales are shifting away from stores. Source: Forrester Research, (C) 2003, Forrester Research, Inc.
http://www.forrester.com/rb/search/results.jsp?N=133001+50985+51001

Marketing Strategy

We plan to market our interactive digital Memories FunBook software with a web-based marketing campaign.  This web-based campaign will include the following:

E-mail marketing

We have budgeted $5,000 from our marketing budget for an e-mail campaign. Emails will be sent only to those which have asked for or shown an interest in receiving information about our software.

Catalogue Advertising

One of the sources for advertising our Memories FunBook software is by placing ads in software distributor catalogues. These catalogues are distributed to elementary and high schools across Canada and the United States as well as the general public and to retail outlets selling software.

Given the ease with which statistics can be collected on the number of times catalogue ads have been successful by users, there is strong evidence that they can be very effective. Nevertheless, it is difficult to determine whether these catalogue ads are more or less effective than other forms of advertising.

We budgeted $5,000 from our marketing campaign for software distributor catalogue advertising.  We intend to place ads in catalogues that specifically target parents and children between the ages of 5 to 12.

Submission to Directories and Search Engines

We plan to submit our website to directories and search engines in order to increase our presence on the Internet, as well as to get better rankings on search results. There are many directories to which we plan to submit our website for free, such as Google (http://www.google.com), Yahoo (http://www.yahoo.com – regional Yahoos also exist), AltaVista (http://www.altavista.com) and Excite (http://www.excite.com). There are literally hundreds of such directories where we can list our software at no cost to the company.

Distribution of Software

We plan to price our software at below $200.00 for a downloadable version and slightly higher for a boxed version. According to our business model, the majority of our revenues should come from online sales of our software.

When our product is ready for commercial sale, we will enter into an agreement with PayPal to act as our credit card merchant.  PayPal is a financial  company that  accepts  and  clears  all  customer  credit  card  payments  on  behalf of participating  merchants,  such as our company. There are no short or long term contracts or obligations associated with the use of PayPal.  PayPal accepts all major credit cards (Visa, MasterCard, Discover,
American Express, ECheque, and transfer of funds to and from bank accounts.)

PayPal commission varies between 1.9% to 2.9% + $0.55 per transaction.

PayPal rate structure:

$0.00 -$3,000.00	2.9% + $0.55
$3,000.01 -$12,000.00	2.5% + $0.55
$12,000.01 -$125,000.00	2.2% + $0.55
$125,000.00	1.9% + $0.55

Sources and Availability of Products and Supplies

There are no constraints on the sources or availability of products and supplies related to our business. We are producing our own software product and the distribution of the software product and services will be primarily over the internet.

Dependence on One or a Few Major Customers

We plan on selling our software products and services directly to our target market over the internet. Our Memories Funbook software will be priced for mass market consumption. Therefore, we do not anticipate dependence on one or a few major customers for at least the next 12 months or the foreseeable future.

Our Target Market

We plan to market our interactive digital software to elementary aged children between the ages of 5 to 12. The research below is based on students K-12 enrolled in schools throughout the US and Canada. This gives us the opportunity to estimate the number of potential customers within our target market.

According to the following surveys in the United States and Canada, our target market in North America is very large:

The U.S. Census Bureau’s estimate for the number of students in 2003, 75 million people — more than one-fourth of the U.S. population age 3 and older — were in school throughout the country. ( http://www.census.gov/Press-Release/www/releases/archives/education/005157.html )

There are over 150,000 K-12 schools in the US:
( http://www.allschoolsandlearning.com )

and approximately 50,000 in Canada:
(http://canadaonline.about.com/gi/dynamic/offsite.htm?zi=1/XJ/Ya&sdn=canadaonline&cdn=newsissues&tm=27&gps=156_220_1020_593&f=00&tt=14&bt=0&bts=0&zu=http%3A//www.oise.utoronto.ca/canedweb/schools.html)

These numbers do not include online schools.

According to Statistics Canada, based on a census conducted in 2006, the number of school aged children under 15 residing in Canada was 5,644,600. (http://www40.statcan.ca/l01/cst01/demo10a.htm)

Based on the foregoing information, we believe that attracting only a small percentage of our target market in North America will enable us to operate profitably. There can be no assurance, however, that our software products will appeal to our target market.

Competition

Buyonate’s competition comes from several industry participants which include companies such as Surplus
CD- Rom (http://www.surpluscdrom.com) and Rusty and Rosy Learn With Me (http://www.rustyandrosy.ca)
These companies currently dominate the online children’s software market and we expect them to remain the dominant force for the time being.

Intellectual Property

We intend, in due course, subject to legal advice, to apply for trademark protection and/or copyright protection in the United States, Canada, and other jurisdictions.

We intend to aggressively assert our rights trademark and copyright laws to protect our intellectual property, including product design, product research and concepts and recognized trademarks. These rights are protected through the acquisition of trademark registrations, the maintenance of copyrights, and, where appropriate, litigation against those who are, in our opinion, infringing these rights.

While there can be no assurance that registered trademarks and copyrights will protect our proprietary information, we intend to assert our intellectual property rights against any infringer. Although any assertion of our rights can result in a substantial cost to, and diversion of effort by, our company, management believes that the protection of our intellectual property rights is a key component of our operating strategy.

 Regulatory Matters

We are unaware of and do not anticipate having to expend significant resources to comply with any governmental regulations of our software products. We are subject to the laws and regulations of those jurisdictions in which we plan to sell our product, which are generally applicable to business operations, such as business licensing requirements, income taxes and payroll taxes. In general, the development and operation of our website is not subject to special regulatory and/or supervisory requirements.

Employees

We have no other employees other than our officers and directors.

Environmental Laws

We have not incurred and do not anticipate incurring any expenses associated with environmental laws.

DESCRIPTION OF PROPERTY

Our executive and head office is located at Suite 102 – 2620 Regatta Dr., Las Vegas, NV 89128. This is a shared office facility, which offers office space, conference and meeting rooms, secretarial and administrative services for $159 monthly. We may cancel upon 30 days written notice.  This location will serve as our primary executive offices for the foreseeable future. We believe that our office space and facilities are sufficient to meet our present needs and do not anticipate any difficulty securing alternative or additional space, as needed, on terms acceptable to us.

DESCRIPTION OF SECURITIES

Common Stock

We are authorized to issue 100,000,000 common shares with a par value of $0.0001. As of July 8, 2008, there were 4,810,000 shares of our common stock issued and outstanding.

Upon liquidation, dissolution or winding up of the corporation, the holders of common stock are entitled to share ratably in all net assets available for distribution to shareholders after payment to creditors. The common stock is not convertible or redeemable and has no pre-emptive, subscription or conversion rights. There are no conversion, redemption, sinking fund or similar provisions regarding the common stock. Each outstanding share of common stock is entitled to one vote on all matters submitted to a vote of shareholders. There are no cumulative voting rights.

Each shareholder is entitled to receive the dividends as may be declared by our directors out of funds legally available for dividends and, in the event of liquidation, to share pro rata in any distribution of our assets after payment of liabilities. Our directors are not obligated to declare a dividend. Any future dividends will be subject to the discretion of our directors and will depend upon, among other things, future earnings, the operating and financial condition of our company, our capital requirements, general business conditions and other pertinent factors. It is not anticipated that dividends will be paid in the foreseeable future.

There are no provisions in our articles of incorporation or our bylaws that would delay, defer or prevent a change in control of our company.

Preferred Stock

We are authorized to issue 50,000,000 shares of preferred stock with a par value of $0.0001.  As of July 8, 2008, there were no preferred shares issued and outstanding.  Our board of directors is authorized by our articles of incorporation to divide the authorized shares of our preferred stock into one or more series, each of which must be so designated as to distinguish the shares of each series of preferred stock from the shares of all other series and classes. Our board of directors is authorized, within any limitations prescribed by law and our articles of incorporation, to fix and determine the designations, rights, qualifications, preferences, limitations and terms of the shares of any series of preferred stock including, but not limited to, the following:

1.	The number of shares constituting that series and the distinctive designation of that series, which may be by distinguishing number, letter or title;

2.
The dividend rate on the shares of that series, whether dividends will be cumulative, and if so, from which date(s), and the relative rights of priority, if any, of payment of dividends on shares of that series;

3.	Whether that series will have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

4.
Whether that series will have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors determines;

5.
Whether or not the shares of that series will be redeemable, and, if so, the terms and conditions of such redemption, including the date or date upon or after which they are redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

6.	Whether that series will have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

7.
The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the corporation, and the relative rights of priority, if any, of payment of shares of that series;

8.	Any other relative rights, preferences and limitations of that series

Warrants

There are no outstanding warrants to purchase our securities.

Stock Option

We have not granted any stock options. There are no options to purchase our securities outstanding. We may in the future establish an incentive stock option plan for our directors, employees and consultants.

Registration Rights

We have not granted registration rights to the selling shareholders or to any other persons.

Transfer Agent and Registrar

We have appointed the following transfer agent for our shares of common stock: Holladay Stock Transfer, Inc., Holladay Stock Transfer, 2939 North 67th Place, Suite C, Scottsdale, AZ 85251, tel. (480) 481-3940, fax (480) 481-3941. The transfer agent is responsible for all record-keeping and administrative functions in connection with the common shares.

LEGAL PROCEEDINGS

We know of no material, existing or pending legal proceedings against our company, nor are we involved as a plaintiff in any material proceeding or pending litigation.  There are no proceedings in which any of our directors, officers or affiliates, or any registered or beneficial shareholder, is an adverse party or has a material interest adverse to our interest.

MARKET FOR COMMON EQUITY AND RELATED SHAREHOLDER MATTERS

No Public Market for Common Stock

There is presently no public market for our common stock.  We anticipate applying for trading of our common stock on the over-the-counter bulletin board upon the effectiveness of the registration statement of which this prospectus forms a part.  However, we can provide no assurance that our shares will be traded on the bulletin board or, if traded, that a public market will materialize.

Rule 144

All of the presently outstanding shares of our common stock are "restricted securities" as defined under Rule 144 promulgated under the Securities Act and may only be sold pursuant to an effective registration statement or an exemption from registration, if available.  The SEC has adopted final rules amending Rule 144 which have become effective on February 15, 2008. Pursuant to the new Rule 144, one year must elapse from the time a “shell company”, as defined in Rule 405 of the Securities Act and Rule 12b-2 of the Exchange Act, ceases to be a “shell company” and files Form 10 information with the SEC, before a restricted shareholder can resell their holdings in reliance on Rule 144. Form 10 information is equivalent to information that a company would be required to file if it were registering a class of securities on Form 10 under the Exchange Act. Under the amended Rule 144, restricted or unrestricted securities, that were initially issued by a reporting or non-reporting shell company or a company that was at anytime previously a reporting or non-reporting shell company, can only be resold in reliance on Rule 144 if the following conditions are met: (1) the issuer of the securities that was formerly a reporting or non-reporting shell company has ceased to be a shell company; (2) the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act; (3) the issuer of the securities has filed all reports and material required to be filed under Section 13 or 15(d) of the Exchange Act, as applicable, during the preceding twelve months (or shorter period that the Issuer was required to file such reports and materials), other than Form 8-K reports; and (4) at least one year has elapsed from the time the issuer filed the current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

At the present time, we are classified as a “shell company” under Rule 405 of the Securities Act Rule 12b-2 of the Exchange Act. As such, all restricted securities presently held by the founders of our company may not be resold in reliance on Rule 144 until: (1) we file Form 10 information with the SEC when we cease to be a “shell company”; (2) we have filed all reports as required by Section 13 and 15(d) of the Securities Act for twelve consecutive months; and (3) one year has elapsed from the time we file the current Form 10 type information with the SEC reflecting our status as an entity that is not a shell company.

Holders of Our Common Stock

As of July 8, 2008, we have 36 registered shareholders.

Dividends

Since inception we have not paid any dividends on our common stock.  We currently do not anticipate paying any cash dividends in the foreseeable future on our common stock.  Although we intend to retain our earnings, if any, to finance the expansion and growth of our business, our Board of Directors will have the discretion to declare and pay dividends in the future.

Payment of dividends in the future will depend upon our earnings, capital requirements, and other factors that our Board of Directors may deem relevant.

There are no restrictions in our articles of incorporation or bylaws that prevent us from declaring dividends.  The Nevada Revised Statutes, however, do prohibit us from declaring dividends where after giving effect to the distribution of the dividend:

1.	we would not be able to pay our debts as they become due in the usual course of business, or;

2.
our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

Securities Authorized for Issuance under Equity Compensation Plans

None.

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

The following discussion of our plan of operation should be read in conjunction with the financial statements and related notes that appear elsewhere in this prospectus. This discussion contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors, including those discussed in “Risk Factors” beginning on page 3 of this prospectus. All forward-looking statements speak only as of the date on which they are made. We undertake no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they are made.

Overview

We are a development stage company with limited operations and no revenues from our business operations.  Our auditors have issued a going concern opinion. This means that our auditors believe there is substantial doubt that we can continue as an on-going business for the next twelve months. We do not anticipate that we will generate any revenues until we complete the development of our interactive memories funbook software. Accordingly, we must raise cash from sources other than our operations in order to implement our marketing plan.

Our plan of operation

To establish ourselves as a company that will produce and distribute interactive digital software. Distribution would primarily be via download from the Internet directly to elementary and high schools.

Our target market

Our initial target market is the parents and of and elementary aged children between the ages of 5 to 12 in the United States and Canada.

Our mission

To take the traditional scrap book and photo album to a new level by using the vast collection of photos, video, audio and text in an interactive, and very easy to use interactive digital software especially designed to appeal to schools, teachers, parents and their children.

Our business objectives are

•
To develop an  interactive digital software that will benefit elementary aged children giving them the opportunity to not just create but also burn their own digital Memories FunBooks on CD/DVD for their friends, family and themselves. . This software will  be offered to the general public targeted for children between the ages of 5 to 12

•	To execute our web-based marketing campaign and to create interest in our product.
•	To establish a brand name that will be associated with user-friendly interactive digital software.

During the first stages of our growth, our officers and directors will provide all of the labour required to execute our business plan at no charge, except we do intend to hire a website programmer on a contract basis for two months at an estimated cost of $10,000 to finish and upgrade our website and we do plan to outsource initial software development tasks at an estimated cost of $15,000.

Estimated Expenses for the Next Twelve Month Period

These costs are estimates provided to us by a software developer:

Version for PC	$7,500
Version for Mac	$7,500

The total project cost:	$15,000

The following provides an overview of our expenses to fund our plan of operation over the next twelve months:

o Legal , Accounting and Transfer Agent fees	$10,000
o Software development	$15,000
o Website development	$10,000
o Marketing and advertising	$10,000
o Office Rent	$1,900
o Office Equipment and supplies	$1,200
Total	$48,100

Results of Operations for the Six Months Ended June 30, 2008 and Period from July 9, 2007 (Inception) Through December 31, 2007 and June 30, 2008

We generated no revenue for the period from July 9, 2007 (Date of Inception) until June 30, 2008.  We do not anticipate earning revenues until we are able to successfully market our interactive digital software for children.

Our operating expenses were $6,868 for the six months ended June 30, 2008, $0 for the period from July 9, 2007 (Inception) until December 31, 2007 and $6,868 for the period from July 9, 2007 until June 30, 2008.  Our operating expenses for the six months ended June 30, 2008 consisted of $4,368 in general and administrative expenses and $2,500 in professional fees.  Our operating expenses for the period from July 9, 2007 until June 30, 2008 consisted of $4,368 in general and administrative expenses and $2,500 in professional fees.

We, therefore, recorded a net loss of $6,868 for the six months ended June 30, 2008, $0 for the period from July 9, 2007 (Date of Inception) until December 31, 2007, and $6,868 for the period from July 9, 2007 (Date of Inception) until June 30, 2008.

We anticipate our operating expenses will increase as we implement our business plan. The increase will be attributable to expenses to implement our business plan, and the professional fees to be incurred in connection with the filing of this registration statement with the Securities Exchange Commission under the Securities Act of 1933. We anticipate our ongoing operating expenses will also increase once we become a reporting company under the Securities Exchange Act of 1934.

Liquidity and Capital Resources

We have raised $400 from the sale of stock to our officer and directors and $40,500 through a private placement to 36 non-affiliated investors. On June 30, 2008, we had a working capital of approximately $34,032.

In the opinion of our management, funds currently available will not satisfy our working capital requirements for the next twelve months. Estimated funding required during the twelve month period is $48,100.  Given our current cash position of $34,032, we will experience a shortfall in the next twelve months.

How long Buyonate, Inc will be able to satisfy its cash requirements depends on how quickly our company can generate revenue and how much revenue can be generated.  We estimate that our current cash balances will be extinguished by May or June 2009 provided we do not have any unanticipated expenses. Although there can be no assurance at present, we hope to be in a position to generate revenues by June 2009.

We have never had any income from operations. We will require additional funds to implement our plans. These funds may be raised through equity financing, debt financing, or other sources, which may result in the dilution in the equity ownership of our shares. We will also need more funds if the costs of the development of our website costs greater than we have budgeted. We will also require additional financing to sustain our business operations if we are not successful in earning revenues. We currently do not have any arrangements for further financing and we may not be able to obtain financing when required. Our future is dependent upon our ability to obtain financing.
Our continuation is dependent upon us raising additional capital. In this regard we have raised additional capital through the private placements noted above but we will still require additional funds to continue our operations and plans.

The continuation of our business is dependent upon us obtaining further financing, the successful development of our website, a successful marketing and promotion program, attracting and, further in the future, achieving a profitable level of operations. The issuance of additional equity securities by us could result in a significant dilution in the equity interests of our current stockholders. Obtaining commercial loans, assuming those loans would be available, will increase our liabilities and future cash commitments.

There are no assurances that we will be able to obtain further funds required for our continued operations. We will pursue various financing alternatives to meet our immediate and long-term financial requirements. There can be no assurance that additional financing will be available to us when needed or, if available, that it can be obtained on commercially reasonable terms. If we are not able to obtain the additional financing on a timely basis, we will be unable to conduct our operations as planned, and we will not be able to meet our other obligations as they become due. In such event, we will be forced to scale down or perhaps even cease our operations.

Going Concern

Our independent auditors included an explanatory paragraph in their report on the accompanying financial statements regarding concerns about our ability to continue as a going concern.  Our financial statements contain additional note disclosures describing the circumstances that lead to this disclosure by our independent auditors.

Purchase of Significant Equipment

We do not expect to purchase any significant equipment over the twelve months.

Employees

Currently our only employees are our directors and officers. We do not expect any other material changes in the number of employees over the next 12 months.

Off-Balance Sheet Arrangements

Our company does not have any off-balance sheet arrangements, including any outstanding derivative financial statements, off-balance sheet guarantees, interest rate swap transactions or foreign currency contracts.  Our company does not engage in trading activities involving non-exchange traded contracts.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

We have had no changes in or disagreements with our accountants.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

All directors of our company hold office until the next annual meeting of the shareholders or until their successors have been elected and qualified.  The executive officers of our company are appointed by our board of directors and hold office until their death, resignation or removal from office.  Our directors and executive officers, their ages, positions held, and duration as such, are as follows:

Name	Position Held with the Company	Age	Date First Elected or Appointed
Mr. Husni Hassadiyeh	President and Director	43	July 9, 2007
Ms. Inbar Kuta	Secretary, Treasurer, Principal Accounting Officer, Principal Financial Officer and Director	21	July 9, 2007

Business Experience:

The following is a brief account of the education and business experience of each director and executive officers, indicating each person's business experience, and the name and principal business of the organization by which they were employed.

Mr. Husni Hassadiyeh

Mr. Husni Hassadiyeh, our President, and Director since July 9, 2007, is a registered and licensed oral surgeon in Israel. Mr. Hassadiyeh has devoted and donated many years of his life and dental practice to helping schools on his own time by visiting the schools and providing the students with oral care. He has also organized and been involved with many fund raising activities for schools in Israel for many years.

Ms. Inbar Kuta

Ms. Kuta has been our Secretary, Treasurer, Principal Accounting Officer, Principal Financial Officer  and a Director since we were incorporated on July 9, 2007.  In 2005, Ms. Kuta founded a small volunteer organization in Israel called Children First, and since then she was its principal owner and manager. Ms. Kuta developed this organization to help support children that have financial hardships and need certain supplies to do well in school. She manages a volunteer support group which solicits donations of products and services such as clothing, note books, pens and pencils, art supplies, and transportation if required to and from schools.  She is a graduate of the Chaklayi School in Israel.

Family Relationships

There are no family relationships among our directors or executive officers.

Involvement in Certain Legal Proceedings

Our directors, executive officer and control person have not been involved in any of the following events during the past five years:

1.	any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

2.	any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offences’);

3.
being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or

4.
being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

Committees of the Board

Our company currently does not have nominating, compensation or audit committees or committees performing similar functions nor does our company have a written nominating, compensation or audit committee charter. Our sole director believes that it is not necessary to have such committees, at this time, because the functions of such committees can be adequately performed by the board of directors.

Our company does not have any defined policy or procedural requirements for shareholders to submit recommendations or nominations for directors. The board of directors believes that, given the stage of our development, a specific nominating policy would be premature and of little assistance until our business operations develop to a more advanced level. Our company does not currently have any specific or minimum criteria for the election of nominees to the board of directors and we do not have any specific process or procedure for evaluating such nominees. The sole director on the board of directors, as the case may be, will assess all candidates, whether submitted by management or shareholders, and make recommendations for election or appointment.

A shareholder who wishes to communicate with our board of directors may do so by directing a written request addressed to our President and director, Mr. Husni Hassadiyeh, at the address appearing on the first page of this prospectus.

Audit Committee Financial Expert

Our board of directors has determined that we do not have a board member that qualifies as an "audit committee financial expert" as defined in Item 401(e) of Regulation S-B, nor do we have a Board member that qualifies as

"independent" as the term is used in Item 7(d)(3)(iv)(B) of Schedule 14A under the Securities Exchange Act of 1934, as amended, and as defined by Rule 4200(a)(14) of the FINRA Rules.

We believe that our board of directors is capable of analysing and evaluating our financial statements and understanding internal controls and procedures for financial reporting. The board of directors of our company does not believe that it is necessary to have an audit committee because management believes that the functions of an audit committee can be adequately performed by the sole director. In addition, we believe that retaining an independent director who would qualify as an "audit committee financial expert" would be overly costly and burdensome and is not warranted in our circumstances given the stage of our development and the fact that we have not generated any positive cash flows from operations to date.

Conflict Of Interest

None of our officers or directors is subject to a conflict of interest.

EXECUTIVE COMPENSATION

We have not paid, nor do we owe, any compensation to our executive officers. We have not paid any compensation to our officers since inception.

We have no employment agreements with any of our executive officers or employees.

SUMMARY COMPENSATION TABLE
Name and Principal Position	Year (3)	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Husni Hassadiyeh President and director(1)	2007	Nil	Nil	Nil	Nil	Nil	Nil	Nil	Nil
	2008	Nil	Nil	Nil	Nil	Nil	Nil	Nil	Nil
Inbar Kuta Secretary, Treasurer and director(2)	2007	Nil	Nil	Nil	Nil	Nil	Nil	Nil	Nil
	2008	Nil	Nil	Nil	Nil	Nil	Nil	Nil	Nil

(1)           Husni Hassadiyeh became our President and a director of our company, on May 17, 2007.

(2)           Inbar Kuta became our Secretary, Treasurer and a director of our company, on May 17, 2007.

 (3)           We were incorporated on July 9, 2007.

Options/SAR Grants

Since July 9, 2007 (date of inception) to our the period ended June 30, 2008, we have not granted any stock options or stock appreciation rights to any of our directors or executive officers.

Compensation of Directors

There are no arrangements pursuant to which directors are or will be compensated in the future for any services provided as a director, unless and until we begin to realize revenues and become profitable in our business operations.

Long-Term Incentive Plans and Awards

We do not have any long-term incentive plans that provide compensation intended to serve as incentive for performance. No individual grants or agreements regarding future payouts under non-stock price-based plans have been made to any executive officer or any director or any employee or consultant since our inception; accordingly, no future payouts under non-stock price-based plans or agreements have been granted or entered into or exercised by any of the officers or directors or employees or consultants since we were founded.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of July 8, 2008 certain information with respect to the beneficial ownership of our common stock by each shareholder known by us to be the beneficial owner of more than 5% of our common stock and by our current sole director and executive officer.  The shareholder has sole voting and investment power with respect to the shares of common stock, except as otherwise indicated.  Beneficial ownership consists of a direct interest in the shares of common stock, except as otherwise indicated.

Title of Class	Name and Address of Beneficial Owner (2)	Amount and Nature of Beneficial Ownership	Percentage of Class (1)

Common Stock	Mr. Husni Hassadiyeh	2,000,000	41.58%

Common Stock	Ms. Inbar Kuta	2,000,000	41.58%

All officers as a Group		4,000,000	83.16%

(¹)	Based on 4,810,000 shares of our common stock outstanding.
(²)	The address for Mr. Husni Hassadiyeh is P.O. Box 1329, St. 2, Fureidis, 3898, Israel;The address for Ms. Inbar Kuta is 3 Talpiyut St. Karkur-Pardess Hana, Israel, 37000

Changes in Control

We are unaware of any contract, or other arrangement or provision of our Articles of Incorporation or Bylaws, the operation of which may at a subsequent date result in a change of control of our company.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We have not entered into any transaction nor are there any proposed transactions in which any of our directors, executive officers, shareholders or any member of the immediate family of any of the foregoing had or is to have a direct or indirect material interest.

DISCLOSURE OF SEC POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Bylaws provide that we will indemnify an officer, director, or former officer or director, to the full extent permitted by law. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

EXPERTS

The financial statements of Buyonate Inc. included in this registration statement have been audited by Moore & Associates Chartered, to the extent and for the period set forth in their report (which contains an explanatory paragraph regarding our company's ability to continue as a going concern) appearing elsewhere in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

Cane Clark LLP, of 3273 E. Warm Springs Rd. Las Vegas NV. 89120 has provided an opinion on the validity of the shares of our common stock that are the subject of this prospectus.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the shares of common stock we are offering by this prospectus. This prospectus does not contain all of the information included in the registration statement. For further information pertaining to us and our common stock, you should refer to the registration statement and to its exhibits. Whenever we make reference in this prospectus to any of our contracts, agreements or other documents, the references are not necessarily complete, and you should refer to the exhibits attached to the registration statement for copies of the actual contract, agreement or other document.

Upon the closing of the offering, we will be subject to the informational requirements of the Securities Exchange Act of 1934 and will file annual, quarterly and current reports, proxy statements and other information with the SEC. You can read our SEC filings, including the registration statement, over the Internet at the SEC’s website at www.sec.gov. You may also read and copy any document we file with the SEC at its public reference facility at 100 F Street, N.E., Room 1580, Washington, D.C. 20549.

You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities.

You should read this prospectus and any prospectus supplement together with the registration statement and the exhibits filed with or incorporated by reference into the registration statement. The information contained in this prospectus speaks only as of its date unless the information specifically indicates that another date applies.

We have not authorized any person to give any information or to make any representations that differ from, or add to, the information discussed in this prospectus. Therefore, if anyone gives you different or additional information, you should not rely on it.

We maintain a website on the Internet at www.buyonate.com. Our website and the information included on our website is not part of this prospectus.

No finder, dealer, sales person or other person has been authorized to give any information or to make any representation in connection with this offering other than those contained in this prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by our company. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

FINANCIAL STATEMENTS

Index to Financial Statements

F-1	Report of Independent Registered Public Accounting Firm

F-2	Balance Sheet as of June 30, 2008 and December 31, 2007

F-3	Statement of Operations for the Six Months Ended June 30, 2008, for the period from July 9, 2007 (Date of Inception) through December 31, 2007, and for the period July 9, 2007(Date of Inception) through June 30, 2008

F-4	Statements of Stockholders' Equity for the Six Months Ended June 30, 2008, for the period from July 9, 2007 (Date of Inception) through December 31, 2007, and for the period July 9, 2007(Date of Inception) through June 30, 2008

F-5	Statements of Cash Flows for the Six Months Ended June 30, 2008, for the period from July 9, 2007 (Date of Inception) through December 31, 2007, and for the period July 9, 2007(Date of Inception) through June 30, 2008

F-6	Notes to Financial Statements

MOORE & ASSOCIATES, CHARTERED
           ACCOUNTANTS AND ADVISORS
PCAOB REGISTERED

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Buyonate, Inc.
(A Development Stage Company)

We have audited the accompanying balance sheets of Buyonate, Inc. (A Development Stage Company) as of the six months ended June 30, 2008 and the year ended December 31, 2007, and the related statements of operations, stockholders’ equity and cash flows for the six months ended June 30, 2008 and from inception July 9, 2007 through December 31, 2007 and from inception July 9, 2007 through June 30, 2008. These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conduct our audits in accordance with standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Buyonate, Inc. (A Development Stage Company) as of the six months ended June 30, 2008 and the year ended December 31, 2007, and the related statements of operations, stockholders’ equity and cash flows for the six months ended June 30, 2008 and from inception July 9, 2007 through December 31, 2007 and from inception July 9, 2007 through June 30, 2008, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 2 to the financial statements, the Company has an accumulated deficit of $6,868 as of June 30, 2008, has limited liquidity, and has not completed its efforts to establish a stabilized source of revenues sufficient to cover operating costs over an extended period of time, which raises substantial doubt about its ability to continue as a going concern.  Management’s plans concerning these matters are also described in Note 2.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Moore & Associates, Chartered
    Moore & Associates Chartered
    Las Vegas, Nevada
    July 21, 2008

2675 S. Jones Blvd. Suite 109, Las Vegas, NV 89146 (702) 253-7499 Fax (702) 253-7501

BUYONATE, INC.
(A Development Stage Company)
Balance Sheets

ASSETS

	June 30, 2008	December 31, 2007

CURRENT ASSETS

Cash	$34,032	$17,000

Total Current Assets	34,032	17,000

TOTAL ASSETS	$34,032	$17,000

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES

Accounts payable	$-	$-

Total Current Liabilities	-	-

STOCKHOLDERS' EQUITY

Preferred stock, 50,00,000 shares authorized at par value of $0.0001, no shares issued and outstanding	-	-

Common stock, 100,000,000 shares authorized at par value of $0.0001, 4,810,000 shares issued and outstanding	481	481
Additional paid-in capital	40,419	40,419
Stock subscription receivable	-	(23,900)
Deficit accumulated during the development stage	(6,868)	-

Total Stockholders' Equity	34,032	17,000

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$34,032	$17,000

The accompanying notes are an integral part of these financial statements.

BUYONATE, INC.
(A Development Stage Company)
Statements of Operations

	For the Six Months Ended June 30, 2008	From Inception on July 9, 2007 Through December 31, 2007	From Inception on July 9, 2007 Through June 30, 2008

REVENUES	$-	$-	$-

OPERATING EXPENSES

General and administrative	4,368	-	4,368
Professional fees	2,500	-	2,500

Total Operating Expenses	6,868	-	6,868

INCOME (LOSS) FROM OPERATIONS	(6,868)	-	(6,868)

OTHER EXPENSES

Interest expense	-	-	-

Total Other Expenses	-	-	-

LOSS BEFORE INCOME TAXES	(6,868)	-	(6,868)
INCOME TAX EXPENSE	-	-	-

NET LOSS	$(6,868)	$-	$(6,868)

BASIC LOSS PER SHARE	$0.00	$0.00

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING	4,810,000	4,135,000

The accompanying notes are an integral part of these financial statements.

BUYONATE, INC.
(A Development Stage Company)
Statements of Stockholders' Equity

	Common Stock		Additional Paid-In	Stock Subscription	Deficit Accumulated During the Development	Total Stockholders'
	Shares	Amount	Capital	Receivable	Stage	Equity

Balance, July 9, 2007	-	$-	$-	$-	$-	$-

Common stock issued for cash at $0.0001 per share	4,000,000	400	-	-	-	400

Common stock issued for cash at $0.05 per share	810,000	81	40,419	(23,900)	-	16,600

Net loss from inception through December 31, 2007	-	-	-	-	-	-

Balance, December 31, 2007	4,810,000	481	40,419	(23,900)	-	17,000

Stock subscriptions received	-	-	-	23,900	-	23,900

Net loss for the six months ended June 30, 2008	-	-	-	-	(6,868)	(6,868)

Balance, June 30, 2008	4,810,000	$481	$40,419	$-	$(6,868)	$34,032

The accompanying notes are an integral part of these financial statements.

BUYONATE, INC.
(A Development Stage Company)
Statements of Cash Flows

	For the Six Months Ended June 30, 2008	From Inception on July 9, 2007 Through December 31, 2007	From Inception on July 9, 2007 Through June 30, 2008

OPERATING ACTIVITIES

Net loss	$(6,868)	$-	$(6,868)
Adjustments to Reconcile Net Loss to Net
Cash Used by Operating Activities:
Common stock issued for services	-	-	-

Net Cash Used in
Operating Activities	(6,868)	-	(6,868)

INVESTING ACTIVITIES	-	-	-

FINANCING ACTIVITIES

Common stock issued for cash	23,900	17,000	40,900

Net Cash Provided by
Financing Activities	23,900	17,000	40,900

NET DECREASE IN CASH	17,032	17,000	34,032

CASH AT BEGINNING OF PERIOD	17,000	-	-

CASH AT END OF PERIOD	$34,032	$17,000	$34,032

SUPPLEMENTAL DISCLOSURES OF
CASH FLOW INFORMATION

CASH PAID FOR:

Interest	$-	$-	$-
Income Taxes	$-	$-	$-

The accompanying notes are an integral part of these financial statements.

BUYONATE, INC.
(A Development Stage Company)
Notes to Financial Statements
June 30, 2008 and December 31, 2007

1.           SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Nature of Business
Buyonate, Inc. (the Company) was incorporated in the State of Nevada on July 9, 2007. The Company is engaged in developing and offering software products for the creation of interactive digital software for children. The Company has no revenues and limited operations and is accordingly classified as a development stage company.

Use of Estimates
The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Revenue Recognition
The Company recognizes revenue when products are fully delivered or services have been provided and collection is reasonably assured.

Advertising Costs
The Company’s policy regarding advertising is to expense advertising when incurred. The Company has incurred $108 of advertising expense as of June 30, 2008.

Cash and Cash Equivalents
For purposes of the Statement of Cash Flows, the Company considers all highly liquid instruments purchased with a maturity of three months or less to be cash equivalents to the extent the funds are not being held for investment purposes.

Income Taxes
The Company provides for income taxes under Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes. SFAS No. 109 Requires the use of an asset and liability approach in accounting for income taxes. Deferred tax assets and liabilities are recorded based on the differences between the financial statement and tax bases of assets and liabilities and the tax rates in effect when these differences are expected to reverse. The Company’s predecessor operated as entity exempt from Federal and State income taxes.

SFAS No. 109 requires the reduction of deferred tax assets by a valuation allowance if, based on the weight of available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized.

BUYONATE, INC.
(A Development Stage Company)
Notes to Financial Statements
June 30, 2008 and December 31, 2007

1.           SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Income Taxes (Continued)

The provision for income taxes differs from the amounts which would be provided by applying the statutory federal income tax rate of 39% to the net loss before provision for income taxes for the following reasons:

	For the six months ended June 30, 2008	From inception through December 31, 2007
Income tax expense at statutory rate	$(2,679)	$-
Common stock issued for services	-	-
Valuation allowance	2,679	-
Income tax expense per books	$-	$-

Net deferred tax assets consist of the following components as of:

	June 30, 2008	December 31, 2007
NOL Carryover	$2,679	$-
Valuation allowance	(2,679)	-
Net deferred tax asset	$-	$-

Due to the change in ownership provisions of the Tax Reform Act of 1986, net operating loss carry forwards of $6,868 for federal income tax reporting purposes are subject to annual limitations. Should a change in ownership occur net operating loss carry forwards may be limited as to use in future years.

Impairment of Long-Lived Assets
The Company continually monitors events and changes in circumstances that could indicate carrying amounts of long-lived assets may not be recoverable. When such events or changes in circumstances are present, the Company assesses the recoverability of long-lived assets by determining whether the carrying value of such assets will be recovered through undiscounted expected future cash flows.
If the total of the future cash flows is less than the carrying amount of those assets, the Company recognizes an impairment loss based on the excess of the carrying amount over the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or the fair value less costs to sell.

Accounting Basis
The basis is accounting principles generally accepted in the United States of America.  The Company has adopted a December 31 fiscal year end.

BUYONATE, INC.
(A Development Stage Company)
Notes to Financial Statements
June 30, 2008 and December 31, 2007

1.           SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Inventory
The Company accounts for inventory of raw materials and finished goods on a cost basis.  The inventory is maintained on a first in- first out (FIFO) basis.

Stock-based compensation.
As of June 30, 2008, the Company has not issued any share-based payments to its employees. The Company adopted SFAS No. 123-R effective January 1, 2006 using the modified prospective method. Under this transition method, stock compensation expense includes compensation expense for all stock-based compensation awards granted on or after January 1,2006, based on the grant-date fair value estimated in accordance with the provisions of SFAS No. 123-R.

Recent Accounting Pronouncements
In September 2006, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 157, “Fair Value Measurements” which defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles (GAAP), and expands disclosures about fair value measurements. Where applicable, SFAS No. 157 simplifies and codifies related guidance within GAAP and does not require any new fair value measurements. SFAS No. 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. Earlier adoption is encouraged. The Company does not expect the adoption of SFAS No. 157 to have a significant effect on its financial position or results of operation.

In June 2006, the Financial Accounting Standards Board  issued FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes – an interpretation of FASB Statement No. 109”, which prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return.  FIN
48 also provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. FIN 48 is effective for fiscal years beginning after December 15, 2006.  The Company does not expect the adoption of FIN 48 to have a material impact on its financial reporting, and the Company is currently evaluating the impact, if any, the adoption of FIN 48 will have on its disclosure requirements.

In March 2006, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 156, “Accounting for Servicing of Financial Assets—an amendment of FASB Statement No. 140.” This statement requires an entity to recognize a servicing asset or servicing liability each time it undertakes an obligation to service a financial asset by entering into a servicing contract in any of the following situations: a transfer of the servicer’s financial assets that

BUYONATE, INC.
(A Development Stage Company)
Notes to Financial Statements
June 30, 2008 and December 31, 2007

1.           SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Recent Accounting Pronouncements (Continued)

meets the requirements for sale accounting; a transfer of the servicer’s financial assets to a qualifying special-purpose entity in a guaranteed mortgage securitization in which the transferor retains all of the resulting securities and classifies them as either available-for-sale securities or trading securities; or an acquisition or assumption of an obligation to service a financial asset that does not relate to financial assets of the servicer or its consolidated affiliates. The statement also requires all separately recognized servicing assets and servicing liabilities to be initially measured at fair value, if practicable, and permits an entity to choose either the amortization or fair value method for subsequent measurement of each class of servicing assets and liabilities. The statement further permits, at its initial adoption, a one-time reclassification of available for sale securities to trading securities by entities with recognized servicing rights, without calling into question the treatment of other available for sale securities under Statement 115, provided that the available for sale securities are identified in some manner as offsetting the entity’s exposure to changes in fair value of servicing assets or servicing liabilities that a servicer elects to subsequently measure at fair value and requires separate presentation of servicing assets and servicing liabilities subsequently measured at fair value in the statement of financial position and additional disclosures for all separately recognized servicing assets and servicing liabilities. This statement is effective for fiscal years beginning after September 15, 2006, with early adoption permitted as of the beginning of an entity’s fiscal year. Management believes the adoption of this statement will have no immediate impact on the Company’s financial condition or results of operations.

Basic (Loss) per Common Share
Basic (loss) per share is calculated by dividing the Company’s net loss applicable to common shareholders by the weighted average number of common shares during the period. Diluted earnings per share is calculated by dividing the Company’s net income available to common shareholders by the diluted weighted average number of shares outstanding during the year. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted for any potentially dilutive debt or equity. There are no such common stock equivalents outstanding as of June 30, 2008 and December 31, 2007.

	For the Year Ended December 31, 2007	For the Period Ended December 31, 2007
Loss (numerator)	$(6,868)	$-
Shares (denominator)	4,810,000.	4,135,000.
Per share amount	$(0.00)	$(0.00)

2.           GOING CONCERN
The accompanying financial statements have been prepared in conformity with generally accepted accounting principle, which contemplate continuation of the Company as a going concern.  However, the Company has accumulated deficit of $6,868 as of June 30, 2008.  The Company currently has limited liquidity, and has not completed its efforts to establish a stabilized source of revenues sufficient to cover operating costs over an extended period of time.

Management anticipates that the Company will be dependent, for the near future, on additional investment capital to fund operating expenses The Company intends to position itself so that it may be able to raise additional funds through the capital markets. In light of management’s efforts, there are no assurances that the Company will be successful in this or any of its endeavors or become financially viable and continue as a going concern.

3.           EQUITY TRANSACTIONS

On July 9, 2007 (inception), the Company issued 4,000,000 shares of its common stock to its Directors for cash and services of $400.

During December 2007, the Company closed a private placement for 810,000 common shares at a price of $0.05 per share, or an aggregate of $40,500. The Company received $16,600 of the proceeds in 2007 and $23,900 in 2008.

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the costs and expenses payable by us in connection with the issuance and distribution of the securities being registered hereunder.  No expenses shall be borne by the selling shareholder.  All of the amounts shown are estimates.

SEC registration fees	$1.59(1)
Legal and accounting fees	$10,000(1)
Miscellaneous	$1,000(1)
Total	$11,001.59(1)
(1)           We have estimated these amounts.

Item 14.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our officers and directors are indemnified as provided by the Nevada Revised Statutes (the “NRS”), our Articles of Incorporation and our Bylaws.

Indemnification

Chapter 78 of the NRS, pertaining to private corporations, provides that we are required to indemnify our officers and directors to the extent that they are successful in defending any actions or claims brought against them as a result of serving in that position, including criminal, civil, administrative or investigative actions and actions brought by or on behalf of Buyonate Inc..

Chapter 78 of the NRS further provides that we are permitted to indemnify our officers and directors for criminal, civil, administrative or investigative actions brought against them by third parties and for actions brought by or on behalf of Buyonate Inc, even if they are unsuccessful in defending that action, unless the officer or director’s:

(a)	action or inaction constituted a breach of his fiduciary duties as a director or officer; and

(b)	the breach of those duties involved intentional misconduct, fraud, or a knowing violation of law.

However, with respect to actions brought by or on behalf of Buyonate Inc against our officers or directors, we are not permitted to indemnify our officers or directors where they are adjudged by a court, after the exhaustion of all appeals, to be liable to us or for amounts paid in settlement to Buyonate Inc, unless, and only to the extent that, a court determines that the officers or directors are entitled to be indemnified.

Our Articles and Bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that we shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless: (a) such indemnification is expressly required to be made by law; (b) the proceeding was authorized by our Board of Directors; (c) such indemnification is provided by us, in our sole discretion, pursuant to the powers vested in us under Nevada law; or (d) such indemnification is required to be made pursuant to the bylaws.

Item 16.  EXHIBITS

The following Exhibits are filed with this prospectus:

Exhibit Number	Description
3.1	Articles of Incorporation(1)
3.2	Bylaws(1)
5.1	Opinion of Cane -Clark LLP regarding the legality of the securities being registered
23.1	Consent of Moore & Associates Chartered
23.2	Consent of Cane -Clark LLP (Included in Exhibit 5.1)(1)

1. Previously filed as an exhibit to the Registration Statement on Form S-1 filed on July 25, 2008.

Item 17.  UNDERTAKINGS

The undersigned company hereby undertakes:

(1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”).

(ii)
to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the change in volume and price represents no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)
to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any matriel change to such information in the registreation statement.

(2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

(3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)that for the purpose of determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424 (§ 230.424 of this chapter);

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

(iv)	Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

(5)           Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, executive officers, and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

(6)           In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, executive officer, or controlling person of the small business issuer in the successful defence of any action, suit, or proceeding) is asserted by such director, executive officer, or controlling person connected with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(7)           Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on 430B or other than prospectuses filed in reliance on Rule 430A shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

Purusant to  the requirements of the Securities Act 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the city of Las Vegas in the state of Nevada, USA.

BUYONATE INC.

By: /s/Husni Hassadiyeh
Husni Hassadiyeh, President and Director
(Principal Executive Officer)
Dated: August 1 , 2008

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person who signature appears below constitutes and appoints  Husni Hassadiyeh as his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or any of them, or of their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates stated.

Signatures

By: /s/Husni Hassadiyeh
Husni Hassadiyeh, President and Director
Dated: August 1 , 2008

By:  /s/Inbar Kuta
Inbar Kuta, Secretary, Treasurer, Principal Accounting Officer, Principal Financial Officer  and Director
Dated: August 1 , 2008